SUB-ITEM 77D

POLICIES WITH RESPECT TO SECURITY INVESTMENTS

JOHN HANCOCK VARIABLE SERIES TRUST I


(a) The following changes to the non-fundamental investment policies of various series of the Trust during the period have been approved by the Board of Trustees of John Hancock Variable Series Trust I:

Effective October 31, 2003, the Small Cap Emerging Growth Fund is required to invest, under normal circumstances, at least 80% of its Assets in companies with market capitalizations that are within the range of capitalizations of companies represented in the Russell 2000 Growth Index or the Russell 2000 Index.

Effective October 31, 2003, the Large Cap Value Fund and the Large Cap Value CORESM Fund are each required to invest, under normal circumstances, at least 80% of their respective Assets (as defined under Rule 35d-1) in companies with market capitalizations that are within the range of capitalizations of companies represented in the Russell 1000(R) Value Index or the Russell 1000 Index.

Effective October 31, 2003, the Large Cap Growth Fund and the Large Cap Growth B Fund are each required to invest, under normal circumstances, at least 80% of their respective Assets (as defined under Rule 35d-1) in companies with market capitalizations that are within the range of capitalizations of companies represented in the Russell 1000 Growth Index or the Russell 1000 Index.

Effective October 31, 2003, the Small/Mid Cap Growth Fund is required to invest, under normal circumstances, at least 80% of its Assets (as defined under Rule 35d-1) in companies with market capitalizations that are within the range of capitalizations of companies represented in the Russell 2500M Growth Index or the Russell 2500 Index.

Effective October 31, 2003, the Small Cap Value Fund is required to invest, under normal circumstances, at least 80% of its Assets (as defined under Rule 35d-1) in companies with market capitalizations that are within the range of capitalizations of companies represented in the Russell 2000 Value Index or the Russell 2000 Index.

Effective October 31, 2003, the Small Cap Growth Fund is required to invest, under normal circumstances, at least 80% of its Assets (as defined under Rule 35d-1) in



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companies with market capitalizations that are within the range of capitalizations of companies represented in the Russell 2000 Growth Index or the Russell 2000 Index.

Effective October 31, 2003, the International Equity Index Fund is required to invest, under normal circumstances, more than 80% of its Assets (as defined under Rule 35d-1) in securities listed in the Morgan Stanley Capital International All Country World Free Excluding U.S. Index.

(b) The following series of the Trust changed classification from "non-diversified" to "diversified" (as defined under the Investment Company Act of 1940): Growth & Income Fund and Managed Fund.